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                                                                    EXHIBIT 21.1

              SUBSIDIARIES OF INTRA-ASIA ENTERTAINMENT CORPORATION

     The subsidiaries of Intra-Asia Entertainment Corporation are listed below.

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
                              JURISDICTION OF                    PERCENTAGE
NAME                          INCORPORATION                      OWNERSHIP
--------------------------    --------------------------------   --------------
Intra-Asia Entertainment      Territory of the British           100%
(BVI) Corporation             Virgin Islands

Weifang Fuhua Amusement       People's Republic of China         85%
Park Co., Ltd.
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